Exhibit 16.1

May 10, 2004


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Reality Wireless Networks, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K report dated May 10, 2004. We agree with the statement concerning our Firm in such Form 8-K.

Yours truly,

/s/ Malone & Bailey, PLLC
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Malone & Bailey, PLLC